Exhibit 4.1

DUKE ENERGY PREMIERNOTES PLAN

This Amended and Restated Duke Energy PremierNotes Plan (the “Plan”) is established by Duke Energy Corporation (the “Company”) as of September 30, 2025 and amends and restates the Duke Energy PremierNotes Plan established by Duke Energy Corporation as of April 4, 2011. This Plan applies to current and future investments in Duke Energy PremierNotes and replaces any prior version of the Plan or other agreements regarding your investment. The Plan was established to provide eligible investors with a convenient means of making investments in Variable Denomination Floating Rate Demand Notes of the Company.

I.              Definitions

As hereinafter used:

“Application” shall have the meaning set forth in paragraph IV hereof.

“Agent Bank” shall have the meaning set forth in paragraph IX hereof.

“Business Day” shall mean any day other than a Saturday or a Sunday or a day on which the Agent Bank is authorized or obligated by law to close.

“Committee” shall mean the Duke Energy PremierNotes Committee created by the Company pursuant to paragraph X hereof.

“Company” shall mean Duke Energy Corporation, a Delaware corporation, and, as applicable, its subsidiaries.

“Eligible Investor” shall mean any person designated by the Committee as eligible to invest in the Notes pursuant to paragraph II hereof.

“Indenture” shall have the meaning set forth in paragraph VIII hereof.

“Note Register” shall have the meaning set forth in paragraph IV hereof.

“Notes” shall mean the nontransferable Variable Denomination Floating Rate Demand Notes of the Company issued pursuant to and in accordance with the terms, conditions and provisions of the Indenture, as in effect from time to time.

“Investor” shall mean any Eligible Investor having established a Plan Investment.

“Plan” shall mean the Duke Energy PremierNotes Plan.

“Plan Investment” shall mean an investment established and maintained pursuant to the Plan and recorded on the Note Register.

“Plan Investment Note Balance” shall have the meaning set forth in paragraph IV hereof.

“Registered Investment Address” shall have the meaning set forth in paragraph IV hereof.

“Registered Investment Owner” shall mean (a) in the case of an individual Plan Investment, the Investor or (b) in the case of a joint Plan Investment, the Investor and the person(s) who have been designated by the Investor as having a joint interest in the Plan Investment, (c) in the case of a custodial Plan Investment, the Investor, as custodian, or (d) in the case of a trust Plan Investment established for the benefit of an Investor or for the benefit of a beneficiary, the trust, or, if such Investor is a joint owner of the Plan Investment with the trust, the Investor and the trust, all as recorded on the Note Register.

“Trustee” shall have the meaning set forth in paragraph VIII hereof.

II.             Eligibility

(a)              Except as hereinafter provided, any person may invest in the Notes issued pursuant to the Plan, provided such person is a citizen of the United States or, except as provided in applicable United States Treasury Regulations, a partnership, a corporation incorporated or established in or under the laws of the United States or a Trust or estate that is treated as a United States person under Section 7701 of the Internal Revenue Code, as amended.

(b)              The Committee may from time to time in its sole discretion limit or expand the categories of persons who shall be eligible to invest in the Notes subject to such limitations or regulations as the Committee from time to time may prescribe.

III.           Participation

Participation in the Plan shall be entirely voluntary. An Eligible Investor may elect to participate in the Plan by delivering to the Company or to the Agent Bank, as designated by the Committee from time to time, a properly completed Application, and delivering to the Company and/or to the Agent Bank such other forms and undertakings as may be designated by the Committee from time to time.

IV.            Establishment of Plan Investments -- Note Register

Plan Investments shall be established by the Eligible Investor delivering to the Company or to the Agent Bank, as the Committee from time to time may designate, a properly executed application (the “Application”), which shall require such information and provide such elections as the Committee from time to time may determine, together with such other forms and undertakings as may be designated by the Committee from time to time.

Subject to such limitations or regulations as the Committee from time to time may prescribe, each Eligible Investor may establish and maintain one or more of the following types of investments: individual investments, joint investments, trust investments, corporate investments, and custodial investments pursuant to the applicable Uniform Gifts to Minors Act of the state in which the Eligible Investor resides. In the case of any trust investment, the income of such trust must be subject to U.S. Federal income taxation regardless of its source.

The Company, the Agent Bank or another agent designated by the Company shall maintain a listing (the “Note Register”) setting forth such information regarding each Plan Investment as the Committee from time to time may determine, including but not limited to the name of the Investor, such Investor’s social security number or taxpayer identification number, the names of other Registered Investment Owners, if any, the address to which notices under the Plan are to be sent (the “Registered Investment Address”), the amounts credited to the Plan Investment and the amount of Notes redeemed by such Investor from time to time (the “Plan Investment Note Balance”) and accrued and unpaid interest on the Plan Investment Note Balance.

V.             Investment Under the Plan -- Issuance of Notes

The Notes shall be issued under the Indenture between the Company and the Trustee, as amended or supplemented from time to time in accordance with the terms thereof.

The principal amount of Notes issued to an Investor under the Plan shall at all times be equal to the Plan Investment Note Balance in such Investor’s Plan Investment and shall bear interest from time to time at the rate provided for in paragraph VI hereof.

The Committee may designate from time to time methods of making investments under the Plan which shall be subject to such limitations and requirements as the Committee may determine.

VI.            Interest Rate

Each Note shall bear interest from time to time at a floating rate per annum to be determined by the Committee on a weekly basis to be effective on the following Monday. Such rate of interest will be determined by the Committee in the manner and on the basis chosen by the Committee in its sole discretion. The Committee may delegate the authority to set the interest rate on the Notes to the Treasurer of the Company or such other person or persons as the Committee determines in its sole discretion.

Interest on each Note shall accrue and be compounded daily based on a 365/366-day year. Accrued interest shall be automatically reinvested in the Notes as of the fifteenth day of each calendar month.

VII.          Redemption of Notes -- Termination of Plan Investments

(a)              Subject to the provisions of this paragraph VII, Registered Investment Owners may redeem all or part of the principal amount of the Note evidencing amounts invested by the Registered Investment Owner in the Notes at any time and from time to time by written request to the Agent Bank for redemption by check (subject to such minimum redemption amounts, fees and other limitations and requirements as the Committee may determine). The Committee may designate from time to time other methods of redemption of the Notes by the Registered Investment Owners under the Plan which shall be subject to such limitations and requirements as the Committee may determine.

A Registered Investment Owner may elect voluntarily to terminate participation in the Plan and close such Registered Investment Owner’s Plan Investment by written or telephonic notice to the Agent Bank. Upon election by the Registered Investment Owner to terminate participation in the Plan, all amounts credited to the principal amount of the Notes held by such Registered Investment Owner, together with accrued and unpaid interest to but not including the Business Day next following the effective date of such termination, less applicable fees, shall be paid by check to the Registered Investment Owner as such Owner’s interests shall appear at the Registered Investment Address.

(b)              The Company shall have the right to redeem, at any time at its option, including in the event the Plan is modified, suspended or terminated pursuant to paragraph XIII hereof, all or any part of the Notes. Any partial redemption of the Notes will be effected by lot or pro rata or by any other method that is deemed fair and appropriate by the Agent Bank. Interest on the redeemed amount shall cease to accrue on and after the effective date on which the redeemed principal amount shall have become due and payable.

(c)              With respect to any Plan Investment which shall have a Plan Investment Note Balance of less than $1,000 (or such other amount as the Committee from time to time may determine without any prior notice to the Investors) (the “Minimum Investment Note Balance”) and to which no investment shall have been made (other than the crediting of interest thereto pursuant to the provisions of paragraph VI hereof) for a continuing period of three calendar months immediately preceding determination of such deficiency (or such other period as the Committee from time to time may determine), the Company shall have the right, after 30 days following the date of a written notice to the Investor (provided that the Plan Investment Note Balance shall not have been restored to the Minimum Investment Note Balance during such 30-day period), to terminate such Investor’s investment in the Notes and to redeem the principal amount of the Notes together with accrued and unpaid interest thereon less applicable fees. In the event of such a redemption, the Company shall cause the Agent Bank to mail the proceeds thereof to the Registered Investment Owner as such Registered Investment Owner’s registered interests shall appear at the Registered Investment Address and to terminate the Plan Investment. Interest on the redeemed amount shall cease to accrue on and after the effective date on which the redeemed principal amount shall have become due and payable.

With respect to any Plan Investment which shall have a Plan Investment Note Balance of greater than $10,000,000 (or such other amount as the Committee from time to time may determine without any prior notice to the Investors) (the “Maximum Investment Note Balance”) for a continuing period of three calendar months immediately preceding the determination of such excess (or such other period as the Committee from time to time may determine), the Company shall have the right, after 30 days following the date of a written notice to the Investor (provided that the Plan Investment Note Balance shall not have been reduced to be equal to or less than the Maximum Investment Note Balance during such 30-day period), to redeem the principal amount of the Notes in excess of the Maximum Investment Note Balance (or such greater amount as specified by the Committee in the notice to the Investor) together with accrued and unpaid interest thereon, less applicable fees. In the event of such a redemption, the Company shall cause the Agent Bank to mail the proceeds thereof to the Registered Investment Owner as such Registered Investment Owner’s registered interests shall appear at the Registered Investment Address. Interest on the redeemed principal amount shall cease to accrue on and after the effective date on which the redeemed principal amount shall have become due and payable.

The Company shall have the right to redeem any Notes of any Investor who is not or is no longer eligible to invest in the Notes in accordance with Part II hereof, or who has abused or misused the investment or redemption provisions applicable to the Notes or whose investments are otherwise inconsistent with the objectives of the Plan, in each case as the Company determines in its sole judgment and discretion. In such circumstances, the Company shall notify the Registered Investment Owner of its intention to redeem in full the Notes on the third Business Day following the date of the Company’s notice. In the event of such a redemption, the Company shall cause the Agent Bank to mail the proceeds thereof to the Registered Investment Owner as such Registered Investment Owner’s registered interests shall appear at the Registered Investment Address. Interest on the redeemed principal amount shall cease to accrue on and after the effective date on which the redeemed principal amount shall have become due and payable.

The Company shall have the right to redeem from time to time, without prior notice to any Investor, all or a portion of the Notes of an Investor in an amount equal to any applicable fees established under the Plan that are then owed by such Investor. In such instance, the redemption proceeds shall be deemed paid by reducing the principal amount of such Investor’s Notes by the amount of such unpaid fees, which reduction shall be applied to the payment of such fees. Such redemption shall be effective upon notice from the Company to the Agent Bank, and the date of such notice shall be the effective date for the redemption of such amount of the Notes. On the effective date of such a redemption any interest on the portion of the Notes so called for redemption shall cease to accrue. Notice of such redemptions shall be provided to the Registered Investment Owner of the Notes so redeemed in the manner and at the times as determined from time to time by the Committee.

VIII.        Trustee

The Company shall appoint one or more banks, corporations or other entities to act as trustee (the “Trustee”) for Notes issued pursuant to the Plan and shall enter into an indenture (the “Indenture”) with such bank, corporation or other entity which meets the requirements of the Trust Indenture Act of 1939. Subject to the requirements of the Indenture, the Company and the Trustee may amend or supplement the Indenture from time to time.

IX.           Agent Bank

The Company shall appoint one or more banks, corporations or other entities to act as agent under the Plan (the “Agent Bank”) and at any time may remove the Agent Bank and appoint a successor Agent Bank. The Committee may, without reference to or any action by any Investor or other Registered Investment Owner, enter into such agreement or further agreements and take such other steps and execute such other instruments as the Company in its sole discretion may deem necessary or desirable to carry the Plan into effect or to facilitate its administration.

X.            Committee

The Company’s Board of Directors has authorized the establishment of a Duke Energy PremierNotes Committee (the “Committee”) consisting of at least three persons. The Committee shall currently consist of the Chief Financial Officer, the Treasurer, an Assistant Treasurer and additional members of the Finance and Legal Groups of the Company. The Chief Financial Officer and the Treasurer of the Company may from time to time remove or appoint other officers or employees of the Company to serve on the Committee and may designate an alternate for each of such members, who shall have full power to act in the absence or inability to act of such member. The Committee shall act by a majority of its members, with or without a meeting.

The Committee shall have full power and authority to administer the Plan, to interpret its provisions, to adopt forms for use thereunder, to adopt rules and regulations in connection therewith and to make the determinations thereunder provided for it to be made. Any interpretation of the provisions of the Plan by the Committee shall be final and conclusive, and shall bind and may be relied on by all parties in interest to the Plan.

No member (or alternate for a member) of the Committee or director, officer or employee of the Company shall be liable for any action or failure to act under or in connection with the Plan, except for his or her own bad faith. Each director, officer and employee of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Committee or an alternate for a member or a director, officer or employee of the Company, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof (with the Company’s written approval) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his or her bad faith subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him or her, he or she shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

XI.           Plan Investment Statements

On approximately the 15th day of each calendar month (or such other date as the Committee shall determine) other than the month after the end of each calendar quarter, there shall be furnished with respect to each Plan Investment that had an electronic investment or redemption transaction during such previous month a statement setting forth a summary of such electronic transactions during the previous month and such additional information as the Committee from time to time may determine. On approximately the 15th day of the month after the end of each calendar quarter (or such other date as the Committee shall determine), there shall be furnished with respect to each Plan Investment a statement setting forth a summary of all transactions in such Plan Investment during the previous quarter, including beginning and ending Plan Investment Balances, interest credited, and such additional information as the Committee from time to time may determine. Such statements shall be deemed to have been accepted by the Investor and other Registered Investment Owners as correct unless written notice to the contrary shall be received by the Agent Bank within 30 days after the mailing of such statement to the Registered Investment Address.

XII.         Notices, etc.

All notices, statements and other communications from the Agent Bank or the Company to an Investor, other Registered Investment Owner or designated beneficiary shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to (or when mailed to) the most recent Registered Investment Address.

All notices, instructions and other communications from an Investor or other Registered Investment Owner to the Company or Agent Bank required or permitted hereunder (including without limitation Applications and redemption requests) shall be in the respective forms from time to time prescribed therefor by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by and upon forms prescribed by the Committee and shall be deemed to have been duly given and delivered upon receipt by the Company or the Agent Bank, as the case may be, at such location.

From time to time as necessary to facilitate the administration of the Plan, the Company, the Agent Bank, the Trustee and the Committee shall deliver to each other copies or consolidations of such notices, instructions or other communications in respect of the Plan as it may receive from Investors or Registered Investment Owners.

XIII.        Termination, Suspension and Modification

The Company may terminate the Plan at any time or from time to time suspend or modify the Plan, in part, in its entirety or in respect of the employees of the Company or in respect of any person or persons designated as Eligible Investors. The Company may at any time or from time to time terminate or modify the Plan or suspend for any period the operation of any provision thereof in respect of any Investors located in one or more jurisdictions. Any such termination, modification or suspension of the Plan may affect Investors in the Plan at the time thereof, as well as future Investors, but may not affect the rights of an Investor unless such proposed action shall have been communicated to such Investor in sufficient time prior to the effective date thereof to permit such Investor to redeem amounts credited to his or her Plan Investment together with accrued and unpaid interest in accordance with the terms of the Plan in effect prior to the effective date of such termination, modification or suspension. The Company shall notify the Trustee promptly after any such termination, modification or suspension of the Plan. Any modification that adversely affects the rights or duties of the Trustee may be made only with the consent of the Trustee.

Anything herein to the contrary notwithstanding, no such termination or modification of the Plan or suspension or any provision thereof may diminish the principal amount of any Note, or such Investor’s unpaid interest thereon.

XIV.        Rights Not Transferable

Except in the case of (i) Note redemptions in accordance with paragraph VII hereof, and (ii) the establishment and subsequent termination of joint, custodial and trust Plan Investments, no right or interest of any Investor or other Registered Investment Owner under the Plan or in such Investor’s Plan Investment or the Notes issued in connection therewith shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any other manner, but excluding devolution by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Investor, other Registered Investment Owner or designated beneficiary under the Plan or in a Plan Investment or the Notes issued in connection therewith shall be pledged or hypothecated to secure, or otherwise be made subject to, any obligation or liability of such Investor or other Registered Investment Owner. Notwithstanding the provisions of this paragraph XIV, a Plan Investment may be debited for all amounts which the Company or the Agent Bank shall have caused, in error, to be credited to such Plan Investment.

XV.         Fees

The Committee may designate from time to time such fees in connection with investments or redemptions in the Notes or otherwise in connection with the Notes, including fees for checks, for returned checks and for stop payment requests, as shall be determined by the Committee, provided the Committee shall communicate such fees to the Investors in sufficient time prior to the effective date thereof to permit the Investors to redeem amounts credited to their respective Plan Investments together with accrued and unpaid interest in accordance with the terms of the Plan in effect prior to the effective date of such fees.

XVI.        Miscellaneous

The records of the Company, the Agent Bank, the Trustee and the Committee shall be conclusive in respect of all matters involved in the administration of the Plan.

Except as specified in paragraph XV, all expenses of administering the Plan, including without limitation the fees of the Agent Bank and the Trustee and other expenses charged or incurred by the Agent Bank and the Trustee, shall be borne by the Company, and no charge or penalty shall be imposed by the Company, the Agent Bank or the Trustee against any Plan Investment or Registered Investment Owner by reason of participation in the Plan; provided, however, that neither the Company, the Agent Bank nor the Trustee shall have any liability for any cost incurred by a Registered Investment Owner including, but not limited to, costs incurred in connection with the wiring of funds to make investments under the Plan.

The Plan shall be governed by and construed in accordance with the laws of the State of New York.

XVII.       Effectiveness

The Plan shall be effective as of the date and time the Registration Statement on Form S-3, dated on or about the date first written above, with respect to the Notes is filed with the Securities and Exchange Commission and becomes effective.